EXHIBIT 12

                      CAROLINA POWER & LIGHT COMPANY

                     COMPUTATION OF RATIO OF EARNINGS
                            TO FIXED CHARGES



                                   ----------------------------------------
                                             Twelve Months Ended
                                   ----------------------------------------
                                     September 30,        December 31,
                                                  -------------------------
                                         1993         1992         1991
                                         ----         ----         ----
                                     (Unaudited)
                                             (Thousands of Dollars)

Earnings, as defined:
  Net income.......................  $ 353,473    $ 379,635    $ 376,974
  Fixed charges, as below..........    246,718      253,215      279,960
  Income taxes, as below...........    196,031      211,717      206,004
                                     ---------    ---------    ---------
    Total earnings, as defined.....  $ 796,222    $ 844,567    $ 862,938
                                     =========    =========    =========
Fixed Charges, as defined:
  Interest on long-term debt.......  $ 212,726    $ 223,158    $ 233,268
  Other interest...................     18,477       15,717       33,352
  Imputed interest factor in
    rentals-charged principally
    to operating expenses..........     15,515       14,340       13,340
                                     ---------    ---------    ---------
    Total fixed charges, as defined  $ 246,718    $ 253,215    $ 279,960
                                     =========    =========    =========
Earnings Before Income Taxes.......  $ 549,504    $ 591,352    $ 582,978
                                     =========    =========    =========

Income Taxes:
  Included in operating expenses...  $ 199,261    $ 210,266    $ 200,711
  Included in other income:
    Income tax expense (credit)....      4,102        5,885        9,686
    Harris Plant carrying costs....        403        1,969        1,563
    Other income, net..............         10           58           25
  Included in AFUDC-borrowed funds.        565        2,060        2,694
  Included in AFUDC-deferred taxes
    in nuclear fuel amortization
    and book depreciation..........     (8,310)      (8,521)      (8,675)
  Included in cumulative effect of
    change in accounting for
    revenues.......................          -            -            -
                                     ---------    ---------    ---------
    Total income taxes.............  $ 196,031    $ 211,717    $ 206,004
                                     =========    =========    =========

Ratio of Earnings to Fixed Charges.       3.23         3.34         3.08




                                     --------------------------------------
                                             Twelve Months Ended
                                     --------------------------------------

                                                 December 31,
                                     -----------------------------------
                                        1990         1989         1988
                                        ----         ----         ----
                                             (Thousands of Dollars)

Earnings, as defined:
  Net income.......................  $ 380,358    $ 376,067    $ 196,813
  Fixed charges, as below..........    337,792      266,134      275,883
  Income taxes, as below...........    175,322      158,535      105,090
                                     ---------    ---------    ---------
    Total earnings, as defined.....  $ 893,472    $ 800,736    $ 577,786
                                     =========    =========    =========
Fixed Charges, as defined:
  Interest on long-term debt.......  $ 236,473    $ 220,840    $ 224,567
  Other interest...................     88,086       32,579       37,433
  Imputed interest factor in
    rentals-charged principally
    to operating expenses..........     13,233       12,715       13,883
                                     ---------    ---------    ---------
    Total fixed charges, as defined  $ 337,792    $ 266,134    $ 275,883
                                     =========    =========    =========
Earnings Before Income Taxes.......  $ 555,680    $ 534,602    $ 301,903
                                     =========    =========    =========
Income Taxes:
  Included in operating expenses...  $ 156,934    $ 160,792    $ 135,106
  Included in other income:
    Income tax expense (credit)....    (34,397)         175      (48,509)
    Harris Plant carrying costs....     (3,539)       2,175        6,663
    Other income, net..............         21           15       17,450
  Included in AFUDC-borrowed funds.      3,081        4,513        4,192
  Included in AFUDC-deferred taxes
  in nuclear fuel amortization
  and book depreciation............     (8,869)      (9,135)      (9,812)
  Included in cumulative effect of
    change in accounting for
    revenues.......................     62,091            -            -
                                     ---------    ---------    ---------
    Total income taxes.............  $ 175,322    $ 158,535    $ 105,090
                                     =========    =========    =========

Ratio of Earnings to Fixed Charges.       2.65         3.01         2.09